Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Hywin Holdings Ltd. on Form S-8 file No. 333-260129 of our report dated October 18, 2023, with respect to our audits of the consolidated financial statements of Hywin Holdings Ltd. as of June 30, 2023 and 2022 and for the years ended June 30, 2023, 2022, and 2021, which report is included in this Annual Report on Form 20-F of Hywin Holdings Ltd. for the year ended June 30, 2023.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

Beijing, China

October 18, 2023